Exhibit 23(j)(i)

THOMPSON ATLANTA BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
 HINE


                                                                  April 21, 2006


WY Funds
3434 Colwell Avenue, Suite 100
Tampa, FL  33614

      Re: WY Funds, File Nos. 333-120624 and 811-21675

Gentleman:

      A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the WY Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                          Very truly yours,


                                          /s/ Thompson Hine LLP



                                          THOMPSON HINE LLP